Exhibit 99.1

News Release

U.S. Silica Announces Preliminary Fourth Quarter 2013 Results and Provides 2014 Guidance

Frederick, Md., Jan. 31, 2014 – U.S. Silica Holdings, Inc. (NYSE: SLCA) today announced preliminary results for the fourth quarter of 2013. The Company anticipates revenue for the quarter of $149.5 million, adjusted EBITDA (non-GAAP) of $35.9 million and net income of $0.31 per basic and diluted share.

U.S. Silica president and chief executive officer Bryan Shinn said, “Our fourth quarter results were negatively impacted by the severe winter storms in mid- and late December. The weather reduced well completion activity and drove higher costs across our supply chain. We also encountered meaningful one-time costs, including a bad debt expense related to a customer bankruptcy. However, I am pleased to report that volumes appear to have rebounded in January.”

The Company’s adjusted EBITDA guidance for the full year 2014, in the range of $180 million to $200 million, reflects its expectation of continuing growth, especially in its oil and gas business. The Company expects capital expenditures in 2014 in the range of $75 million to $85 million and a tax rate of approximately 25 percent.

Fourth Quarter 2013 Earnings Press Release and Investor Call

The Company plans to release its fourth quarter and full-year audited 2013 financial results after the New York Stock Exchange closes on Tuesday, February 25, 2014. This release will be followed by a conference call for investors on Wednesday, February 26, 2014 at 10:00 a.m. ET to discuss U.S. Silica’s fourth quarter and full year 2013 financial results. Details regarding listening to call will follow in a press release early next week.

About U.S. Silica

U.S. Silica Holdings, Inc., a member of the Russell 2000, is one of the largest domestic producers of commercial silica, a specialized mineral that is a critical input into the oil and gas proppants end market. The company also processes ground and unground silica sand for a variety of industrial and specialty products end markets such as glass, fiberglass, foundry molds, municipal filtration and recreational uses. During its 100-plus year history, U.S. Silica Holdings, Inc. has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver over 250 products to customers across these end markets. U.S. Silica Holdings, Inc. is headquartered in Frederick, Md.

Forward-looking Statements

Certain statements in this press release are “forward-looking statements”, including, among other things, our expectations for the 2013 fourth quarter and outlook for the full year 2014, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of this date. Forward-looking statements made include any statement that does not directly relate to any historical or current fact and may include, but are not limited to, statements regarding U.S. Silica’s growth opportunities, strategy, future financial results, forecasts, projections, plans and capital expenditures, and the commercial silica industry. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are: (1) fluctuations in demand for commercial silica; (2) the cyclical nature of our customers’ businesses; (3) operating risks that are beyond our control; (4) federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing; (5) our ability to implement our capacity expansion plans within our current timetable and budget; (6) loss of, or reduction in, business from our largest customers; (7) increasing costs or a lack of dependability or availability of transportation services or infrastructure; (8) our substantial indebtedness and pension obligations; (9) our ability to attract and retain key personnel; (10) silica-related health issues and corresponding litigation; (11) seasonal and severe weather conditions; and (12) extensive and evolving environmental, mining, health and safety, licensing, reclamation and other regulation (and changes in their enforcement or interpretation). Additional information concerning these and other factors can be found in U.S. Silica’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. The financial information set forth in this press release reflects our current preliminary estimates, is subject to the completion of our fourth quarter review process, and is subject to change. Our fourth quarter and full year 2013 results could differ materially from the preliminary estimates and outlook we have provided in this press release.

Non-GAAP Financial Measures

 Adjusted EBITDA

Adjusted EBITDA is not a measure of our financial performance or liquidity under GAAP and should not be considered as an alternative to net income as a measure of operating performance, cash flows from operating activities as a measure of liquidity or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized, and excludes certain non-recurring charges that may recur in the future. Management compensates for these limitations by relying primarily on our GAAP results and by using Adjusted EBITDA only supplementally. Our measure of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

The following table sets forth a reconciliation of net income, the most directly comparable GAAP financial measure, to adjusted EBITDA.

	Three Months Ended December 31,
	2013	2012
	(unaudited; dollars in thousands)
Net income	$16,453	$21,794
Total interest expense, net of interest income	4,040	3,193
Provision for taxes	1,658	8,030
Total depreciation, depletion and amortization expenses	10,098	7,179

EBITDA	32,249	40,196
Non-cash losses and charges(1)	464	379
Non-recurring expense (income)(2)	(189)	(3,737)
Non-cash incentive compensation(3)	803	668
Post-employment expenses (excluding service costs)(4)	517	450
Other adjustments allowable under our existing credit agreements(5)	2,051	1,015

Adjusted EBITDA	$35,895	$38,971

(1)	Includes non-cash losses and charges arising from adjustments to estimates of a future litigation liability.
(2)	Includes gain on sale of assets for the three months ended December 31, 2013, and gain on insurance settlement for the three months ended December 31, 2012.
(3)	Includes vesting of incentive equity compensation issued to our employees.
(4)	Includes net pension cost and net post-retirement cost relating to pension and other post-retirement benefit obligations during the applicable period, but in each case excluding the service cost relating to benefits earned during such period.
(5)	Reflects miscellaneous adjustments permitted under the Term Loan and the Revolver, including such items as expenses related to one-time litigation fees, Sarbanes-Oxley implementation, secondary stock offerings by Golden Gate Capital, reviewing growth initiatives and potential acquisitions and employment agency fees.

2014: The Company is not able to provide a reconciliation of projected adjusted EBITDA to projected net income due to the unknown effect, timing and potential significance of certain income statement items.

U.S. Silica Holdings, Inc.

Michael Lawson

Director of Investor Relations and Corporate Communications

(301) 682-0304

lawsonm@ussilica.com

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